Exhibit 99.1

PRESS RELEASE

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

FOR IMMEDIATE RELEASE

BIOSCRIP REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

Elmsford, NY – May 7, 2015 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company”) today announced 2015 first quarter financial results. First quarter revenue from continuing operations was $261.7 million and the net loss from continuing operations was $15.9 million, or $0.26 per diluted share.

First Quarter Highlights

•	Total revenue increased by $22.4 million, or 9.4%, compared to the prior year period. Revenue from the Infusion Services segment increased to $244.4 million, reflecting 10.6% growth year-over-year, driven by continued strong organic growth;

•	Gross profit from continuing operations was $66.5 million, or 25.4% of revenue, compared to $65.1 million, or 27.2% of revenue, in the prior year period;
•	Adjusted EBITDA from continuing operations was $6.3 million, a $2.8 million decrease compared to Adjusted EBITDA of $9.2 million in the prior year period. The decrease was primarily due to the prior year benefit of a $2.2 million contingent consideration gain, and current year incremental bad debt expense; and

•	Raised gross proceeds of $62.5 million through a private placement of convertible preferred stock to Coliseum Capital Management, LLC.

“First quarter results reflect double-digit organic growth and increasing patient census, tempered by seasonality and the impact of severe weather affecting many of our markets. Our business gained additional momentum in March, and we expect to see continued growth in our infusion platform,” said Rick Smith, President and Chief Executive Officer of BioScrip.

“With the addition of Jeff Kreger as our new Chief Financial Officer, we are working steadily to achieve our previously-stated cost savings goals, increase operating cash flow and strengthen our balance sheet,” concluded Mr. Smith.

Results of Operations

First Quarter 2015 versus First Quarter 2014

Revenue from continuing operations for the first quarter of 2015 totaled $261.7 million, compared to $239.3 million for the same period a year ago, an increase of $22.4 million or 9.4%. Infusion Services segment revenue was $244.4 million in the first quarter of 2015 compared to $221.1 million for the same period in 2014. The 10.6% increase was driven primarily by continued strong organic growth.

Consolidated gross profit for the first quarter of 2015 was $66.5 million, or 25.4% of revenue, compared to $65.1 million, or 27.2% of revenue, for the first quarter of 2014. The increase in gross profit dollars was due to revenue growth in the Infusion Services segment partially offset by lower PBM Services gross profit. The decrease in gross margin percentage was impacted by a shift in our Infusion Services segment towards lower margin chronic therapies.

During the first quarter of 2015, consolidated Adjusted EBITDA from continuing operations declined by $2.8 million down to $6.3 million. Infusion Services segment Adjusted EBITDA was $12.7 million in the first quarter of 2015, compared to $14.9 million in the prior year quarter.

PBM Services segment revenue was $17.2 million for the first quarter of 2015, compared to $18.2 million for the prior year period. PBM Services segment Adjusted EBITDA was $1.4 million for the first quarter of 2015, compared to $1.7 million in the prior year quarter.

Interest expense in the first quarter of 2015 was $9.2 million compared to $10.5 million in the prior year period.

Income tax expense for continuing operations in the first quarter of 2015 was $1.9 million compared to income tax expense of $3.5 million in the prior year period.

Net loss from continuing operations for the first quarter of 2015 was $15.9 million, or a loss of $0.26 per diluted share, compared to a net loss of $25.3 million, or $0.37 per diluted share in the prior year period.

Liquidity and Capital Resources

For the three months ended March 31, 2015, BioScrip used $24.3 million in net cash from continuing operating activities, as compared to $24.3 million of net cash used in continuing operating activities in the prior year period.

As of March 31, 2015, the Company had $23.2 million in cash and $418.8 million of outstanding debt. In addition, as of March 31, 2015, the Company had approximately $69.8 million of its revolving credit facility available for working capital needs after considering outstanding letters of credit totaling $5.2 million.

During the first quarter of 2015, BioScrip sold $62.5 million in Series A Convertible Preferred Stock to Coliseum Capital Management, LLC and affiliated funds. BioScrip intends to commence a registered rights offering on or before June 30, 2015 to allow all of BioScrip's stockholders of record, on a date to be determined by the Board, the non-transferable right to purchase their pro rata share of $20.0 million of Series A Convertible Preferred Stock and warrants on the same terms as the completed private placement to Coliseum Capital.  Coliseum Capital and its affiliates will not participate in the rights offering.

Additional details regarding the rights offering are included in the Company’ s Form S -3 filed with the Securities and Exchange Commission on March 10, 2015, and the Company will be filing a final prospectus at the time the rights offering is commenced, which will contain final terms. The rights and securities offered for subscription thereunder may not be sold, nor may offers to buy be accepted, prior to the time such registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these rights offering securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Conference Call and Presentation

BioScrip will host a conference call and live webcast to discuss its first quarter 2015 financial results on May 8, 2015 at 8:30 a.m. Eastern Time. Interested parties may participate by dialing 800-754-1336 (US), or 212-231-2920 (International) or accessing a link on the Company’s website at www.bioscrip.com. The Company is also providing supplemental slides that will be posted prior to the conference call and will be accessible through the “Investor Relations” section of the BioScrip website at www.bioscrip.com.

A replay of the conference call will be available for two weeks after the call's completion by dialing 800-633-8284 (US) or 402-977-9140 (International) and entering conference call ID number 21767966. An audio webcast and archive will also be available for 30 days under the "Investor Relations" section of the Company’s website.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion services from over 70 locations across 28 states.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," “outlook,” “aim,” "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to grow its Infusion Services segment organically or through acquisitions and obtain financing in connection therewith; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

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Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA (including segment Adjusted EBITDA), and Adjusted EPS, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definitions of Adjusted EBITDA and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, loss on extinguishment of debt, income tax expense, depreciation and amortization, stock-based compensation expense, acquisition and integration expenses, restructuring-related expenses and other transitional costs such as training, redundant salaries, retention bonuses for certain critical personnel, certain excess facility costs for locations not yet abandoned, and professional fees and other costs related to contract terminations and closed branches. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Adjusted EPS, as defined by the Company, represents earnings per basic and diluted share, excluding the same elements in calculating Adjusted EBITDA as well as the impact of acquisition-related intangible amortization. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures, please see the attachments to this earnings release.

(tables follow)

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Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$23,246	$740
Receivables, less allowance for doubtful accounts of $66,836 and $66,500 as of March 31, 2015 and December 31, 2014, respectively	136,661	140,810
Inventory	41,881	37,215
Prepaid expenses and other current assets	10,565	9,450
Total current assets	212,353	188,215
Property and equipment, net	35,932	38,171
Goodwill	573,323	573,323
Intangible assets, net	8,780	10,269
Deferred financing costs	13,788	13,463
Other non-current assets	1,247	1,272
Total assets	$845,423	$824,713
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$325	$5,395
Accounts payable	91,110	90,032
Claims payable	5,775	8,162
Amounts due to plan sponsors	4,203	5,779
Accrued interest	2,268	6,853
Accrued expenses and other current liabilities	41,478	46,092
Total current liabilities	145,159	162,313
Long-term debt, net of current portion	418,503	418,408
Deferred taxes	20,879	19,058
Other non-current liabilities	2,656	8,129
Total liabilities	587,197	607,908
Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized; 625,000 shares issued and outstanding; and, $62,953 liquidation preference as of March 31, 2015. No preferred stock was authorized or outstanding as of December 31, 2014.	53,998	-

Stockholders' equity
Preferred stock, $.0001 par value; 4,175,000 and 5,000,000 shares authorized as of March 31, 2015 and December 31, 2014, respectively; no shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	-	-
Common stock, $.0001 par value; 125,000,000 shares authorized; 71,295,564 and 71,274,064 shares issued and 68,650,271 and 68,636,965 shares outstanding as of March 31, 2015 and December 31, 2014, respectively	8	8
Treasury stock, 2,645,293 and 2,637,099 shares at cost as of March 31, 2015 and December 31, 2014, respectively	(10,715)	(10,679)
Additional paid-in capital	536,814	529,682
Accumulated deficit	(321,879)	(302,206)
Total stockholders' equity	204,228	216,805
Total liabilities and stockholders' equity	$845,423	$824,713

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Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Product revenue	$239,047	$215,903
Service revenue	22,634	23,390
Total revenue	261,681	239,293

Cost of product revenue	173,947	151,740
Cost of service revenue	21,261	22,453
Total cost of revenue	195,208	174,193

Gross profit	66,473	65,100
% of revenues	25.4%	27.2%

Selling, general and administrative expenses	57,773	59,180
Change in fair value of contingent consideration	21	(2,209)
Bad debt expense	8,320	6,601
Acquisition and integration expenses	220	6,499
Restructuring and other expenses	3,463	4,592
Amortization of intangibles	1,490	1,703
Loss from continuing operations	(4,814)	(11,266)
Interest expense, net	9,163	10,499
Loss from continuing operations, before income taxes	(13,977)	(21,765)
Income tax	1,928	3,491
Loss from continuing operations, net of income taxes	(15,905)	(25,256)
Loss from discontinued operations, net of income taxes	(3,768)	(58)
Net loss	$(19,673)	$(25,314)
Accrued dividends on preferred stock	(453)	-
Deemed dividend on preferred stock	(1,164)	-
Loss attributable to common stockholders	$(21,290)	$(25,314)

Loss per common share:
Loss from continuing operations, basic and diluted	$(0.26)	$(0.37)
Loss from discontinued operations, basic and diluted	(0.05)	-
Net loss, basic and diluted	$(0.31)	$(0.37)

Weighted average shares outstanding, basic and diluted	68,637	68,171

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Schedule 3

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

(in thousands)

				Additional		Total
	Preferred	Common	Treasury	Paid-In	Accumulated	Stockholders'
	Stock	Stock	Stock	Capital	Deficit	Equity

Balances at December 31, 2014	$-	$8	$(10,679)	$529,682	$(302,206)	$216,805

Issuance of Series A convertible preferred stock and warrants				6,570		6,570
Accrued dividends on preferred stock				(453)		(453)
Deemed dividend on preferred stock				(1,164)		(1,164)
Compensation under employee stock compensation plan				2,179		2,179
Surrender of stock to satisfy minimum tax withholding			(36)			(36)
Net loss					(19,673)	(19,673)

Balances at March 31, 2015	$-	$8	$(10,715)	$536,814	$(321,879)	$204,228

				Additional		Total
	Preferred	Common	Treasury	Paid-In	Accumulated	Stockholders'
	Stock	Stock	Stock	Capital	Deficit	Equity

Balances at December 31, 2013	$-	$7	$(10,311)	$519,625	$(154,738)	$354,583

Exercise of stock options		1		427		428
Compensation under employee stock compensation plan				2,959		2,959
Net loss					(25,314)	(25,314)

Balances at March 31, 2014	$-	$8	$(10,311)	$523,011	$(180,052)	$332,656

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Schedule 4

BIOSCRIP, INC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(19,673)	$(25,314)
Less: Loss from discontinued operations, net of income taxes	(3,768)	(58)
Loss from continuing operations, net of income taxes	(15,905)	(25,256)
Adjustments to reconcile (loss) from continuing operations, net of income taxes to net cash provided by (used in) operating activities:
Depreciation	4,304	3,836
Amortization of intangibles	1,490	1,703
Amortization of deferred financing costs and debt discount	780	1,943
Change in fair value of contingent consideration	21	(2,209)
Change in deferred income tax	1,927	2,708
Compensation under stock-based compensation plans	1,657	2,886
Changes in assets and liabilities, net of acquired business:
Receivables, net of bad debt expense	4,149	(22,903)
Inventory	(4,666)	(413)
Prepaid expenses and other assets	(838)	1,475
Accounts payable	1,077	4,644
Claims payable	(2,386)	5,365
Amounts due to plan sponsors	(1,575)	1,138
Accrued interest	(4,585)	134
Accrued expenses and other liabilities	(9,729)	634
Net cash (used in) operating activities from continuing operations	(24,279)	(24,315)
Net cash (used in) operating activities from discontinued operations	(3,768)	(1,671)
Net cash (used in) operating activities	(28,047)	(25,986)
Cash flows from investing activities:
Purchases of property and equipment, net	(2,066)	(3,060)
Net cash (used in) investing activities from continuing operations	(2,066)	(3,060)
Net cash provided by investing activities from discontinued operations	-	56,616
Net cash provided by (used in) investing activities	(2,066)	53,556
Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock and warrants, net of issuance costs	58,951	-
Proceeds from senior notes due 2021, net of fees paid to lenders	-	193,810
Deferred and other financing costs	(1,218)	(1,211)
Borrowings on line of credit	74,963	64,600
Repayments on line of credit	(79,963)	(104,603)
Principal payments on long-term debt	-	(172,243)
Repayments of capital leases	(114)	(98)
Net proceeds from exercise of employee stock compensation plans	-	427
Net cash provided by (used in) financing activities from continuing operations	52,619	(19,318)
Net change in cash and cash equivalents	22,506	8,252
Cash and cash equivalents - beginning of period	740	1,001
Cash and cash equivalents - end of period	$23,246	$9,253
DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$13,748	$8,476
Cash paid during the period for income taxes	$528	$(314)

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Schedule 5

BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Measures

(in thousands)

	Three Months Ended
	March 31,
	2015	2014
Results of Operations:
Revenue:
Infusion Services - product revenue	$239,047	$215,903
Infusion Services - service revenue	5,391	5,166
Total Infusion Services revenue	244,438	221,069
PBM Services - service revenue	17,243	18,224
Total revenue	$261,681	$239,293

Adjusted EBITDA by Segment before corporate overhead:
Infusion Services	$12,699	$14,961
PBM Services	1,389	1,675
Total Segment Adjusted EBITDA	14,088	16,636

Corporate overhead	(7,768)	(7,476)

Consolidated Adjusted EBITDA	6,320	9,160

Interest expense, net	(9,163)	(10,499)
Income tax (expense) benefit	(1,928)	(3,491)
Depreciation	(4,304)	(3,836)
Amortization of intangibles	(1,490)	(1,703)
Stock-based compensation expense	(1,657)	(2,886)
Acquisition and integration expenses	(220)	(6,499)
Restructuring and other expenses and investments (1)	(3,463)	(5,502)
Loss from continuing operations, net of income taxes	$(15,905)	$(25,256)

Supplemental Operating Data	March 31,	December 31,
	2015	2014
Total Assets:
Infusion Services	$756,417	$755,955
PBM Services	25,780	29,147
Corporate unallocated	63,226	39,611
Total Assets	$845,423	$824,713

(1) Restructuring and other expenses and investments include costs associated with restructuring such as employee severance and other benefit-related costs, third party consulting costs, facility-related costs and certain other costs; transitional costs such as training, redundant salaries, retention bonuses for certain critical personnel, certain excess facility costs for locations not yet abandoned, professional fees and other costs related to contract terminations and closed branches which are not classified as restructuring; and, in 2014, investments in start-up branch locations.

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Schedule 6

BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Earnings Per Share

(in thousands)

	Three Months Ended
	March 31,
	2015 [1]	2014 [2]
Net loss from continuing operations, net of income taxes	$(15,905)	$(25,256)
Accrued dividends on preferred stock	(453)	-
Deemed dividend on preferred stock	(1,164)	-
Loss attributable to common stockholders, from continuing operations	$(17,522)	$(25,256)
Non-GAAP adjustments, net of income tax:
Restructuring and other expenses and investments [3]	3,463	5,502
Acquisition and integration expenses	220	6,499
Amortization of intangibles	1,490	1,703
Compensation under stock-based compensation plans	1,657	2,886
Non-GAAP net loss from continuing operations	$(10,692)	$(8,666)

Loss per share attributable to common stockholders, from continuing operations, basic and diluted	$(0.26)	$(0.37)
Non-GAAP adjustments, net of income tax:
Restructuring and other expenses and investments [3]	0.05	0.08
Acquisition and integration expenses	0.00	0.10
Amortization of intangibles	0.02	0.02
Compensation under stock-based compensation plans	0.02	0.04
Non-GAAP loss per share from continuing operations, basic and diluted	$(0.17)	$(0.13)

Weighted average shares outstanding, basic and diluted	68,637	68,171

[1]	For the three months ended March 31, 2015, non-GAAP net loss from continuing operations adjustments are net of tax, calculated using a year-to-date effective tax rate method. However, there is no tax impact for the three months ended March 31, 2015 as the Company was in an overall taxable loss position. The Company has recorded a full valuation allowance on its deferred tax assets and, as a result, no tax benefit is being recognized for the non-GAAP net loss from continuing operations.

[2]	For the three months ended March 31, 2014, non-GAAP net loss from continuing operations adjustments are net of tax, calculated using a year-to-date effective tax rate method. The tax expense netted against restructuring and other expenses and investments, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was $88, $103, $27 and $46 (in thousands), respectively. The Company was in a taxable position for the three months ended March 31, 2014 due to the sale of the Home Health Business on March 31, 2014. The tax effect of these adjustments on a per share basis is not meaningful.

[3]	Restructuring and other expenses and investments include costs associated with restructuring such as employee severance and other benefit-related costs, third party consulting costs, facility-related costs and certain other costs; transitional costs such as training, redundant salaries, retention bonuses for certain critical personnel, certain excess facility costs for locations not yet abandoned, professional fees and other costs related to contract terminations and closed branches which are not classified as restructuring; and, in 2014, investments in start-up branch locations.

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